                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997 except for the first paragraph of
Note 12 as to which the date is January   , 1998, in the Registration Statement
(Form SB-2) and the related Prospectus of Rollerball International, Inc. for the registration of 1,250,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Los Angeles, California


     The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts described in Note 12 to the financial statements.


                                          /s/ ERNST & YOUNG LLP

Los Angeles, California

January 6, 1998